SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549





                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported) October 26, 1997


                            Tel-Save Holdings, Inc.
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               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)


Delaware                          0-26728                       23-2827736
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(STATE OR OTHER JURISDICTION     (COMMISSION                 (IRS EMPLOYER
     OF INCORPORATION)            FILE NUMBER)              IDENTIFICATION NO.)


6805 Route 202, New Hope, PA                                         18938
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(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                          (ZIP CODE)


Registrant's telephone number, including area code 215-862-1500


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    (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)





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ITEM 5.  OTHER EVENTS.

              In connection with the proposed merger (the "Merger") of Shared Technologies Fairchild Inc. ("STF") with and into a wholly owned subsidiary ("Merger Sub") of Registrant pursuant to the terms of the Agreement and Plan of Merger, dated as of July 16, 1997, by and among STF, Registrant and Merger Sub, Registrant entered into an agreement, dated as of October 26, 1997 (the "Voting Agreement"), between Registrant and Mentor Partners, L.P., a stockholder (the "Stockholder") of STF, under which the Stockholder agreed to vote its shares of STF in favor of the Merger. Registrant had previously reported that it had entered into similar voting agreements with certain other stockholders of STF. The stockholders under such other voting agreements, together with the Stockholder, hold approximately 53% of the outstanding STF stock. A copy of the Voting Agreement is attached as an Exhibit to this Current Report and incorporated herein by this reference. The foregoing summary is qualified in its entirety by reference to such Exhibit.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

   (c)  Exhibits

   10.1 Voting Agreement, dated as of October 26, 1997, by and between Mentor Partners, L.P. and Tel-Save Holdings, Inc.


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                                   SIGNATURES


           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        Tel-Save Holdings, Inc.
                                              (Registrant)



Date:  October 28, 1997                 By: /s/ Aloysius T. Lawn, IV
                                            ------------------------
                                                Aloysius T. Lawn, IV
                                                General Counsel
                                                  and Secretary

                                  EXHIBIT INDEX

10.1 Voting Agreement, dated as of October 26, 1997, by and between Mentor Partners, L.P. and Tel-Save Holdings, Inc.